Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 395, New Jersey Trust 177 and New York Trust 244:

We consent to the use of our report dated May 17, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

May 17, 2004